EXHIBIT 3

                                     BY-LAWS
                                       OF
                            WEATHERFORD ENTERRA, INC.
                      (as amended through August 16, 1996)


                                    ARTICLE I
                                     OFFICES

         SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be CSC
Networks/Prentice Hall Legal & Financial Services.

         SECTION 1.2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. PLACE OF MEETING. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.2. ANNUAL MEETING. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.3. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 2.4. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the corporation, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Board of Directors shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

         SECTION 2.5. NOTICE OF MEETING. Written notice of the annual and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than (i) 10 nor more than 50 days before any annual meeting; and (ii) 30 nor more than 60 days before any special meeting.

         SECTION 2.6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation of the corporation. Notwithstanding the other provisions of the Certificate of Incorporation of the corporation or these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.7. VOTING. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation of the corporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote (i) in person or
(ii) by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all of the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

         SECTION 2.8. NO CONSENT OF STOCKHOLDERS. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

         SECTION 2.9. VOTING OF STOCK OF CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee's proxy, may vote thereon.

         SECTION 2.10. TREASURY STOCK. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

         SECTION 2.11. FIXING RECORD DATE. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be, and in such case stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect of any change, conversion or exchange of capital stock, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         SECTION 2.12.         NOTICE OF BUSINESS.

         (a) No business shall be conducted at an annual meeting of stockholders unless such business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 2.12; provided, however, nothing in this Section 2.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

         (b) To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice of such business in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the corporation shall set forth (i) a brief description of the each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the corporation for the meeting as originally scheduled.

         (d) If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         (e) For purpose of this Section 2.12, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (f) Notwithstanding anything contained in this Section 2.12 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section
2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         SECTION 2.13. AMENDMENT. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal or to adopt any provision inconsistent with Sections 2.4, 2.5(ii), 2.8, or 2.12 or this Section
2.13 of this Article II.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1. POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of the corporation or by these by-laws expressly directed or required to be exercised or done by the stockholders.

         SECTION 3.2. NUMBER, ELECTION AND TERMS. The number of directors which shall constitute the whole Board shall not be less than six nor more than fifteen. Such number of directors shall from time to time be fixed and determined by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3. The directors shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be residents of the State of Delaware or stockholders of the corporation.

         SECTION 3.3. VACANCIES, ADDITIONAL DIRECTORS AND REMOVAL FROM OFFICE. Subject to the provisions of the Certificate of Incorporation of the corporation, if any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly-created directorship. Any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote for the election of directors.

         SECTION 3.4. REGULAR MEETING. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held during a year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without notice other than such resolution.

         SECTION 3.5. SPECIAL MEETING. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

         SECTION 3.6. NOTICE OF SPECIAL MEETING. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

         SECTION 3.7. QUORUM. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation of the corporation or by these by-laws, which express provisions shall be controlling, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.8. ACTION WITHOUT MEETING. Unless otherwise specified by the Certificate of Incorporation of the corporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

         SECTION 3.9. COMPENSATION. Directors, as such, shall not be entitled to any stated salary for their services unless such a salary is approved by the stockholders or the Board of Directors; but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.10.         NOMINATION OF DIRECTORS.

         (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.10 shall be eligible for election as directors of the corporation.

         (b) Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice in writing to the Secretary of the corporation of such nomination. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected as directors of the corporation may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the corporation for the meeting as originally scheduled.

         (d) If the Chairman of a meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.

         (e) For purpose of this Section 3.10, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (f) Notwithstanding anything contained in this Section 3.10 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section
3.10. Nothing in this Section 3.10 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors under specified circumstances.

         SECTION 3.11. AMENDMENT. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote for the election of director shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3.2, Section 3.3 (other than the first sentence of Section 3.3), the first sentence of Section 3.6, Section 3.10 or this Section 3.11 of this Article III.

                                   ARTICLE IV
                             COMMITTEE OF DIRECTORS

         SECTION 4.1. DESIGNATION, POWERS AND NAME. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such director or directors constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 4.2. MINUTES. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 4.3. COMPENSATION. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                    ARTICLE V
                                     NOTICE

         SECTION 5.1. METHODS OF GIVING NOTICE. Whenever under the provisions of statute, the Certificate of Incorporation of the corporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone, facsimile, telex or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States first class mail in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by facsimile or telex, notice to a director or member of a committee shall be deemed to be given when confirmation of transmission of the facsimile or telex is received by the corporation. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

         SECTION 5.2. WRITTEN WAIVER. Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation of the corporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                    OFFICERS

         SECTION 6.1. OFFICERS. The officers of the corporation shall be a Chairman of the Board (if such office is created by the Board), a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

         SECTION 6.2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its regular meeting held after each annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until a successor shall have been chosen and shall have qualified or until such officer's death or the effective date of such officer's resignation or removal, or until such officer shall cease to be a director in the case of the Chairman of the Board or Vice Chairman of the Board.

         SECTION 6.3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.4. VACANCIES. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office.

         SECTION 6.5. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary because such officer is also a director.

         SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors and the stockholders of the corporation. In the Chairman of the Board's absence, such duties shall be attended to by the Vice Chairman of the Board. The Chairman of the Board shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

         SECTION 6.7. PRESIDENT. The President shall be the Chief Executive Officer of the corporation unless the Board of Directors has designated the Chairman of the Board as the Chief Executive Officer in which case the President shall be the Chief Operating Officer. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman of the Board or Vice Chairman of the Board if he is so designated by the Chairman of the Board, or in the Chairman of the Board's absence by the Vice Chairman of the Board. He may sign with the Secretary, or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

         SECTION 6.8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have, subject to the control of the Board of Directors, supervision and control of the business and affairs of the corporation and shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation.

         SECTION 6.9. CHIEF OPERATING OFFICER. The Chief Operating Officer (if such office is created by the Board of Directors) shall have, subject to the control of the Board of Directors, general and active management of the day-to-day operations of the corporation and, together with the Chief Executive Officer, shall see that all orders and resolutions of the Board of Directors are carried into effect.

         SECTION 6.10. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

         SECTION 6.11. SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for share of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

         SECTION 6.12. TREASURER. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as the Board of Directors may select; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

         SECTION 6.13. ASSISTANT SECRETARY OR ASSISTANT TREASURER. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of such office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.

                                   ARTICLE VII
                         CONTRACTS, CHECKS AND DEPOSITS

         SECTION 7.1. CONTRACTS. Subject to the provisions of Section 6.1 of these by-laws, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 7.2. CHECKS, ETC. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

         SECTION 7.3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

         SECTION 8.1. ISSUANCE. Each stockholder of the corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in the name of such stockholder on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may only be issued in accordance with Section 8.2. Unless otherwise provided in the resolutions of the Board of Directors providing for the issuance of Preferred Stock of the corporation of a particular series, certificates shall not be issued representing fractional shares of stock.

         SECTION 8.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation an indemnity, including without limitation a bond, against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

         SECTION 8.3 TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent for shares of the corporation.

         SECTION 8.4 REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX
                                    DIVIDENDS

         SECTION 9.1. DECLARATION. Subject to the provisions of law and the Certificate of Incorporation of the corporation, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation of the corporation.

         SECTION 9.2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         SECTION 10.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 10.3. DETERMINATION OF CONDUCT. The determination that an officer, director, employee or agent has met the applicable standard of conduct set forth in Sections 10.1 and 10.2 of these by-laws (unless indemnification is ordered by a court) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         SECTION 10.4. PAYMENT OF EXPENSES IN ADVANCE. Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding for which such person may be entitled to indemnity under this Article X shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such officer is not entitled to be indemnified by the corporation as authorized in this Article X.

         SECTION 10.5. DEFINITION. For purposes of this Article X, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X, with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 10.6. INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, statute, agreement, vote of stockholders or disinterested directors, insurance arrangement or otherwise, both as to action in such a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 10.7. NO FURTHER AUTHORIZATION REQUIRED. This Article X is intended to make mandatory the indemnification permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time. This Article X shall be deemed to constitute the authorization required by subsection (d) of said Section 145, and no further authorization by the Board of Directors or the stockholders of the corporation shall be necessary in any specific case if the indemnification or advancement of expenses referred to in this Article X is, by the terms of this Article X, required to be afforded in that case. Further, this
Article X is intended to make mandatory any other indemnification permitted by the Delaware General Corporation Law, as amended from time to time.

                                   ARTICLE XI
                              BUSINESS COMBINATIONS

         A. Higher Vote Required for Approval of Certain Business Combinations.

                  (1) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law, the Certificate of Incorporation of the corporation or these by- laws, and except as otherwise expressly provided in this Article XI:

                  (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                  (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of the Certificate of Incorporation of the corporation, including any resolution of the Board of Directors providing for the designation of any series of the Serial Preferred Stock, par value $1.00 per share, of the corporation ("Serial Preferred Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) Definition of "Business Combination". The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subparagraph A(1).

         B. When Higher Vote is not Required. The provisions of paragraph A of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of the Certificate of Incorporation of the corporation, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

                  (1) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  (2) Price and Procedure Requirements. All of the following conditions shall have been met:

                  (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock, par value $.10 per share, of the corporation ("Common Stock") in such Business Combination shall be at least equal to the highest of the following:

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became and Interested Stockholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher; and

                           (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to subparagraph B(2)(a)(ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock (other than Institutional Voting Stock (as hereinafter defined)) shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph B(2)(b) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                           (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (iv) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to subparagraph B(2)(b)(iii) above, multiplied by the ratio of
         (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                  (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
         (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Serial Preferred Stock; (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         C. Certain Definitions. For the purposes of this Article XI:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

                           (a) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

                           (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

                           (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  (3) A person shall be a "beneficial owner" of any Voting
Stock:

                           (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (4) For purposes of subparagraph C(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph C(3) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 27, 1983.

                  (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph C(2), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (7) "Continuing Director" means any member of the Board of Directors of the corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

                  (8) "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and
(b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                  (9) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

                  (10) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash" as used in subparagraphs B(2)(a) and (b) shall include the shares of Common Stock or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         D. Determination by Directors. Notwithstanding anything to the contrary in this Article XI, the directors of the corporation shall have the power to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of any person, (4) whether a class of Voting Stock is Institutional Voting Stock, and (5) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         E. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article XI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         F. Election to Not be Governed by Delaware "Anti-Takeover" Bill. The corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

         G. Amendment, Repeal, etc. Notwithstanding any other provisions of the Certificate of Incorporation of the corporation or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation of the corporation or these by-laws), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article XI of these by-laws.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 12.2. BOOKS. The books of the corporation may be kept (subject to any provision contained in statute) outside the State of Delaware at the offices of the corporation at Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.

                                  ARTICLE XIII
                                    AMENDMENT

         Except as may be otherwise expressly provided by these by-laws, which express provisions shall be controlling, these by-laws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.